EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68982) of Clark, Inc. (formerly known as Clark/Bardes, Inc.) of our report dated June 14, 2005 relating to the financial statements of the Clark, Inc. 401k Savings Plan, which appears in this Form 11-K.


/s/ Lane Gorman Trubitt, L.L.P.



Dallas, Texas
June 17, 2005